UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2015

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 Avenue of the Americas, 43rd Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 2, 2015, Delcath Systems, Inc. (the “Company”) filed a Stipulation and Agreement of Settlement (the “Stipulation)” relating to the settlement of a consolidated derivative suit entitled In re Delcath Systems, Inc. Derivative Shareholder Litigation, Lead Case No. 1:13-cv-03494-LGS (the “Consolidated Derivate Suit”) in the United States District Court for the Southern District of New York. The Stipulation also includes the settlement of the derivative suit entitled Howard D. Weinstein, derivatively on behalf of Delcath Systems, Inc. v. Harold S. Koplewicz, et al., Case No. 652030/2013 filed in the Supreme Court of the State of New York County of New York.

On August 24, 2015, the United States District Court for the Southern District of New York issued an order granting preliminary approval of the proposed settlement by and among the Company, the plaintiffs and all named individual defendants in the Consolidated Derivative Suit (the “Preliminary Approval Order”). The Preliminary Approval Order also approved the parties’ proposed Notice of Proposed Settlement of Derivative Action, Hearing Thereon, and Right to Appear (the “Notice”), the method of notice and set a hearing date to determine whether the court should issue an order of final approval of the settlement for October 19, 2015 at the Courthouse for the United States District Court for the Southern District of New York, Courtroom 1106, Thurgood Marshall United States Courthouse, 40 Foley Square, New York, New York 10007. Pursuant to the Preliminary Approval Order, any objections to the settlement must be filed in writing with the court no later than September 28, 2015. Additional information concerning the terms of the proposed settlement, the October 19, 2015 hearing and the requirements for objections can be found in the Notice, attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits.

Exhibit No.	Description

99.1	Notice of Proposed Settlement of Derivative Action, Hearing Thereon, and Right to Appear

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: August 31, 2015	By:	/s/ Jennifer K. Simpson, Ph.D.
		Name:	Jennifer K. Simpson, Ph.D.
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Proposed Settlement of Derivative Action, Hearing Thereon, and Right to Appear